Exhibit 99.1

IDEXX Laboratories Announces First Quarter Results

WESTBROOK, Maine, April 30, 2020 /PRNewswire/ --

  Reports revenue growth of 9% on a reported and organic basis driven by Companion Animal Group ("CAG") Diagnostics recurring revenue growth of 10% reported and organic
  Delivers EPS of $1.29, representing 10% growth on a reported basis and 13% on a comparable constant currency basis
  Enhances its liquidity and financial flexibility by increasing its credit facility to $1 billion with extended maturity to 2023 and issuing $200 million in 10-year, 2.5% fixed-rate notes
  Provides update on recent market and business trends, and steps taken to support customers, protect employees and manage operating costs in the current environment
  Withdraws 2020 guidance due to the unpredictability of the duration and magnitude of impacts from the COVID-19 pandemic on veterinary service providers

IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, today announced first quarter results and business updates related to the 2019 novel coronavirus (COVID-19) pandemic and its impact on market conditions.

First Quarter Results

The Company reports revenues of $626 million for the first quarter of 2020, an increase of 9% on a reported and organic basis. First quarter results were driven by CAG Diagnostics recurring revenue growth of 10% reported and organic, supported by double-digit organic gains in both U.S. and International markets. Results were also supported by strong reported and organic revenue gains in the Company's Water and Livestock, Poultry and Dairy ("LPD") businesses, aided in part by an estimated $5 million in accelerated stocking orders in these businesses related to the COVID-19 pandemic.

Earnings per diluted share ("EPS") was $1.29 for the first quarter, reflecting benefits from strong CAG Diagnostics recurring revenue gains and controlled operating expense growth, which supported relatively flat operating margins on a reported basis compared to prior year levels and 30 basis points of improvement on a constant currency basis.

"We are pleased to report excellent first quarter financial results, supported by continued double-digit organic gains in CAG Diagnostics recurring revenues, despite late-quarter impacts from the expansion of COVID-19-related stay-at-home policies and social distancing procedures. These results reflect continued strong underlying demand globally for companion animal healthcare," said Jay Mazelsky, the Company's President and Chief Executive Officer. "We have seen near-term impacts on veterinary practices related to the COVID-19 pandemic and have been closely monitoring the effect of social distancing policies and industry care guidelines on our customers. IDEXX has continued to provide high levels of service delivery and product support for its customers during this time, while advancing key steps to protect the safety and health of its employees, ensure business continuity and mitigate the near-term impacts on demand for IDEXX products and services. The pet-owner bond is stronger than ever, and IDEXX's strategy, opportunity and fundamentals remain intact, supported by our innovative product portfolio and talented global team. We are very well-positioned for a strong recovery in the highly attractive and resilient companion animal healthcare market. I am extremely proud of the way our team is working together to respond during this time and thank them for their extraordinary commitment to our Purpose."

COVID-19 Pandemic Update

The primary impacts of the COVID-19 pandemic have been seen in IDEXX's CAG business. While veterinary care is widely recognized as an "essential" service for pet owners, and veterinarians continue to deliver essential medical care for sick and injured pets, stay-at-home and social distancing policies being deployed to combat the spread of COVID-19, and prioritization of sick and emergency testing at veterinary clinics, have resulted in a decrease in companion animal clinical visits, including delay of elective procedures and wellness visits.

As an example, tracking of weekly U.S. companion animal practice data, available in the Q1 2020 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors, indicates year-over-year declines of 15% - 30% in per practice clinical visits from the week ended March 27, 2020 through the week ended April 24, 2020, with lower levels of decline in non-wellness visits and higher levels of decline in wellness visits. These types of trends have contributed to year-over-year declines in demand for IDEXX's products and services during this period, with varying impacts by region and diagnostic testing modality. These impacts are dynamic, and we have seen meaningful improvement in clinical visit and diagnostic testing trends over the most recent two-week period ended April 24, driven by U.S. and International regions where COVID-19 case management efforts have progressed further and where stay-at-home and social distancing policies have been moderated.

Protecting Employee Health and Safety

In an effort to protect the health and safety of our workforce and their families and communities, the majority of IDEXX employees have been enabled to work remotely during this time. The Company has also implemented other measures, such as restricting travel where possible, to protect the health and safety of our customers, their patients and our employees.

Maintaining Operations and Customer Service

Major IDEXX operations, such as global manufacturing, distribution and our network of reference laboratories, are operating efficiently under enhanced health and safety precautionary measures, and the Company is continuing to serve its customers globally. For Company employees involved in these essential operations, we have implemented recommended best practices to protect the health and safety of our workforce.

Operating Cost and Liquidity Management

The Company has taken proactive steps to prudently control costs in response to the COVID-19 pandemic, while ensuring the Company is well-positioned for a recovery in market conditions. We have advanced actions to reduce quarterly operating expenses by approximately $25 million compared to original plan levels. These actions include the temporary reduction of the salaries of our chief executive officer by 30%, officers and senior executives by 20% and the majority of other salaried employees by 10%, which we intend to stop as market conditions improve, as well as the suspension of cash compensation for IDEXX's Board of Directors. These savings will mitigate near-term financial impacts from potential revenue declines related to COVID-19 stay-at-home policies and social distancing procedures, which we estimate will flow through at high incremental gross margin rates associated with CAG Diagnostics recurring revenues.

The Company is confident in its working capital and liquidity levels, supported by its high-return recurring revenue business model with relatively low capital intensity. In April, the Company further enhanced its liquidity and financial flexibility by issuing $200 million in 10-year, 2.5% fixed-rate financing and securing an expanded $1 billion credit facility extended through 2023. We also have suspended share repurchase activity.

Product Updates

In April, the Company made IDEXX SARS-CoV-2 (COVID-19) RealPCR™ Test for pets available to veterinarians in response to customer demand and growing evidence that in rare cases pets living with COVID-19 positive humans can be at risk for infection.

The Company's human health business, OPTI Medical Systems, has advanced efforts in supporting human COVID-19 testing with the development of a PCR test kit, enabled by IDEXX's expertise in livestock PCR test development and manufacturing. OPTI Medical Systems has applied for U.S. Food and Drug Administration (FDA) Emergency Use Authorization (EUA) for OPTI SARS-CoV-2 RNA RT-PCR laboratory test kit for the detection of SARS-CoV-2, the virus that causes COVID-19. The test kit provides results in approximately 2 to 3.5 hours following RNA extraction and has been validated on commonly available PCR instruments and extraction methods.

First Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated 8% reported and 9% organic revenue growth for the quarter, supported by CAG Diagnostics recurring revenue growth of 10% on a reported and organic basis. Global CAG Diagnostics recurring revenues were trending above our full year goals for 11% to 12% organic growth through early March, with overall first quarter CAG Diagnostics recurring revenue gains constrained by late quarter impacts associated with the COVID-19 pandemic, including stay-at-home policies, social distancing procedures and changes to industry guidelines to emphasize sick patient and emergency procedures, which reduced clinical visits to veterinary practices and related diagnostic testing volumes. While IDEXX's premium instrument installed base expanded 15% compared to prior year first quarter installed base levels and instrument placement trends were very strong through early March, restrictions on access to veterinary practices also constrained instrument placements late in the first quarter, contributing to declines in reported instrument revenues.

  IDEXX VetLab® consumables generated 13% reported and 14% organic revenue growth, supported by ongoing expansion of our global premium instrument installed base, continued strong customer retention, increases in testing utilization and moderate net price gains.
  Reference laboratory diagnostic and consulting services generated 9% reported and 8% organic revenue growth, supported by volume gains with existing customers, moderate net price realization and benefits from net customer additions.
  Rapid assay products generated reported and organic revenue growth of 6%, supported by volume gains across our SNAP® portfolio of products, including SNAP 4Dx® Plus Test, high customer retention rates and moderate net price gains.

Veterinary software, services and diagnostic imaging systems revenue grew 11% on a reported and organic basis, driven by growth in subscription-based service revenues, supported by continued expansion of our practice management platforms.

Water

Water achieved revenue growth of 13% on a reported basis and 15% on an organic basis in the first quarter, including over $2 million or 8% of year-over-year estimated revenue growth benefit related to timing of orders, including accelerated customer stocking orders related to the COVID-19 pandemic.

Livestock, Poultry and Dairy ("LPD")

LPD generated revenue growth of 8% on a reported basis and 12% on an organic basis for the first quarter, including approximately $3 million or 9% of year-over-year estimated revenue growth benefit related to timing of orders, including accelerated customer stocking orders related to the COVID-19 pandemic. These results also reflect benefits from increases in African Swine Fever diagnostic testing programs in Asia and poultry testing. These gains were constrained by lower herd health screening levels, compared to strong prior year results.

Gross Profit and Operating Profit

Gross profits increased 8% on a reported basis and 10% on a constant currency basis. Gross margin of 57.4% was down slightly compared to prior year period results on a reported basis and was flat compared to prior year period levels on a constant currency basis. Gross margin results reflected favorable mix from strong consumable revenue growth, high Water revenue growth and lower CAG Diagnostics instrument revenues, as well as benefits from moderate net price gains. These favorable factors were offset by relatively lower reference lab margins associated with pressure on reference laboratory revenues late in the quarter related to COVID-19 stay-at-home and social distancing policies, as well as increased reference lab capacity investments advanced in 2019 and effects from the integration of the Marshfield acquisition.

Operating margin was 23.0% in the quarter, 10 basis points lower than the prior year period results on a reported basis and 30 basis points higher on a constant currency basis, supported by operating expense leverage on high revenue growth. Operating expenses increased 9% on a reported and constant currency basis, driven by increases in our CAG segment's sales and marketing costs and higher general and administrative costs.

2020 Financial Outlook

The Company is withdrawing its previously announced full year 2020 guidance due to the unpredictability of the duration and the magnitude of impacts from the COVID-19 pandemic on veterinary service providers.

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its first quarter 2020 results and management's outlook. To participate in the conference call, dial 1-877-336-4441 or 1-409-207-6985 and reference confirmation code 1103408. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

2020 Annual Meeting of Shareholders

IDEXX Laboratories, Inc. will hold its 2020 Annual Meeting of Shareholders (the "2020 Annual Meeting") on Wednesday, May 6, 2020 at 10:00 a.m. (EDT). The 2020 Annual Meeting will be a virtual meeting via an audio webcast at www.virtualshareholdermeeting.com/IDXX2020. The online pre-meeting forum can be accessed before the 2020 Annual Meeting at www.proxyvote.com for beneficial owners and www.proxyvote.com/idxx for registered shareholders. At this online pre-meeting forum, you can submit questions in writing in advance of the 2020 Annual Meeting, vote, view the Rules of Conduct and Procedures relating to the 2020 Annual Meeting and access copies of the Company's proxy materials and annual report.

Shareholders as of the close of business on March 9, 2020 are entitled to attend the 2020 Annual Meeting, vote their shares electronically and submit questions before and during the audio webcast. The Company will publish the answer to each question submitted by our shareholders on the Company's Investor Relations website as soon as practicable after the meeting. An archived replay will also be available at www.virtualshareholdermeeting.com/IDXX2020 after the conclusion of the 2020 Annual Meeting and will remain available for one year. Further information on the 2020 Annual Meeting can be found in the Company's proxy materials.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk and point-of-care and laboratory diagnostics for human medicine. Headquartered in Maine, IDEXX employs more than 9,000 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.

About OPTI Medical Systems

OPTI Medical Systems, a subsidiary of IDEXX Laboratories, Inc., specializes in the design and manufacturing of point-of-care and laboratory diagnostics for human medicine. OPTI Medical Systems leverages advanced diagnostic technologies to develop reliable, cost-effective products that combine accuracy with convenience, ease of use and clinical flexibility.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "First Quarter Results", "COVID-19 Pandemic Update", "Operating Cost and Liquidity Management", "Product Updates", and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to, among other things, the impact of the COVID-19 pandemic; the estimated amount and impact of certain cost control measures; the impact of certain debt financing transactions and cash flow management measures; the working capital and liquidity outlook; and new products. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the adverse impact, and the duration, of the effects of the ongoing COVID-19 pandemic on our business, results of operations, liquidity, financial condition and stock prices, as well as the other matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and in the corresponding sections of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted first quarter 2020 results as follows: decreased gross profit growth by approximately 1.5%, decreased gross profit margin growth by 20 basis points, had an immaterial impact on operating expense growth, decreased operating profit growth by 3%, decreased operating profit margin growth by 40 basis points, and decreased EPS growth by 4%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months ended March 31, 2020.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates and revenue from certain business acquisitions. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three months ended March 31, 2020. The percentage change in revenue resulting from acquisitions represents incremental revenues attributable to business acquisitions that have occurred since the beginning of the prior year period. We exclude only acquisitions that are considered to be a business from organic revenue growth. For more detail on what acquisitions we consider to be a business in computing organic growth, please see Management's Discussion and Analysis of Financial Conditions and Results of Operations, Non-GAAP Financial Measures, contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Comparable constant currency EPS growth - Comparable constant currency EPS growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates and the tax benefits of share-based compensation activity under ASU 2016-09. Management believes comparable constant currency EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Share-based compensation tax benefits increased first quarter 2020 EPS by $0.08 per share compared to $0.06 per share in the first quarter of 2019. These impacts and those described in the constant currency note above reconcile reported EPS growth to comparable constant currency EPS growth for the first quarter of 2020.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. See the supplementary analysis of results below for our calculation of free cash flow for the three months ended March 31, 2020 and 2019.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA ratios are calculated, see the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended
		March 31, 2020	March 31, 2019

Revenue:	Revenue	$626,336	$576,056
Expenses and Income:	Cost of revenue	266,746	244,459
	Gross profit	359,590	331,597
	Sales and marketing	116,143	106,584
	General and administrative	65,812	60,361
	Research and development	33,310	31,514
	Income from operations	144,325	133,138
	Interest expense, net	(7,552)	(8,346)
	Income before provision for income taxes	136,773	124,792
	Provision for income taxes	24,917	22,083
Net Income:	Net income	111,856	102,709
	Less: Noncontrolling interest in subsidiary's earnings	29	28
	Net income attributable to stockholders	$111,827	$102,681
	Earnings per share: Basic	$1.31	$1.19
	Earnings per share: Diluted	$1.29	$1.17
	Shares outstanding: Basic	85,427	86,204
	Shares outstanding: Diluted	86,705	87,549

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended
		March 31, 2020	March 31, 2019

Operating Ratios	Gross profit	57.4%	57.6%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	29.1%	29.0%
	Research and development expense	5.3%	5.5%
	Income from operations[1]	23.0%	23.1%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		March 31, 2020	Percent of Revenue	March 31, 2019	Percent of Revenue

Revenue:	CAG	$551,996		$508,918
	Water	34,149		30,310
	LPD	34,154		31,506
	Other	6,037		5,322
	Total	$626,336		$576,056

Gross Profit[1]:	CAG	$309,343	56.0%	$287,670	56.5%
	Water	24,749	72.5%	22,147	73.1%
	LPD	22,312	65.3%	19,049	60.5%
	Other	3,186	52.8%	2,731	51.3%
	Total	$359,590	57.4%	$331,597	57.6%

Income from Operations[1]:	CAG	$118,659	21.5%	$111,719	22.0%
	Water	15,882	46.5%	13,815	45.6%
	LPD	9,663	28.3%	6,289	20.0%
	Other	121	2.0%	1,315	24.7%
	Total	$144,325	23.0%	$133,138	23.1%

[1] Effective January 1, 2020, we modified our management reporting to the Chief Operating Decision Maker to provide a more comprehensive view of the performance of our operating segments by including costs that were previously not allocated to our segments. Prior to January 1, 2020, certain costs were not allocated to our operating segments and were instead reported under the caption "Unallocated Amounts". These costs included costs primarily consisting of our R&D function, regional or country expenses and unusual items. Corporate support function costs (such as information technology, facilities, human resources, finance and legal), health benefits and incentive compensation were charged to our business segments at pre-determined budgeted amounts or rates. Beginning January 1, 2020, the segments will reflect these actual costs allocated to the segment based on various allocation methods, including revenue and headcount. Foreign exchange losses on settlements of foreign currency denominated transactions are not allocated to our operating segments and are instead reported under our Other reporting segment.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)
	Three Months Ended

	March 31, 2020	March 31, 2019	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$551,996	$508,918	$43,078	8.5%	(0.9)%	0.8%	8.6%
United States	373,275	337,874	35,401	10.5%	—	1.1%	9.3%
International	178,721	171,044	7,677	4.5%	(2.6)%	—	7.1%
Water	34,149	30,310	3,839	12.7%	(2.8)%	—	15.4%
United States	16,941	14,604	2,337	16.0%	—	—	16.0%
International	17,208	15,706	1,502	9.6%	(5.3)%	—	14.9%
LPD	34,154	31,506	2,648	8.4%	(3.6)%	—	12.0%
United States	3,777	3,263	514	15.8%	—	—	15.8%
International	30,377	28,243	2,134	7.6%	(4.0)%	—	11.6%
Other	6,037	5,322	715	13.4%	—	—	13.4%
Total Company	$626,336	$576,056	$50,280	8.7%	(1.1)%	0.7%	9.2%
United States	396,783	358,288	38,495	10.7%	—	1.1%	9.7%
International	229,553	217,768	11,785	5.4%	(3.0)%	—	8.4%

	Three Months Ended

	March 31, 2020	March 31, 2019	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$487,925	$443,791	$44,134	9.9%	(0.9)%	0.9%	10.0%
IDEXX VetLab consumables	188,713	167,211	21,502	12.9%	(1.3)%	—	14.1%
Rapid assay products	57,430	54,431	2,999	5.5%	(0.5)%	—	6.1%
Reference laboratory diagnostic and consulting services	220,261	202,658	17,603	8.7%	(0.7)%	1.9%	7.5%
CAG Diagnostics services and accessories	21,521	19,491	2,030	10.4%	(1.2)%	—	11.6%
CAG Diagnostics capital – instruments	23,833	28,749	(4,916)	(17.1)%	(1.3)%	—	(15.8)%
Veterinary software, services and diagnostic imaging systems	40,238	36,378	3,860	10.6%	(0.2)%	—	10.8%
Net CAG revenue	$551,996	$508,918	$43,078	8.5%	(0.9)%	0.8%	8.6%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		March 31, 2020	December 31, 2019

Assets:	Current Assets:
	Cash and cash equivalents	$81,395	$90,326
	Accounts receivable, net	299,983	269,312
	Inventories	211,644	195,019
	Other current assets	128,329	124,982
	Total current assets	721,351	679,639
	Property and equipment, net	546,158	533,845
	Other long-term assets, net	618,736	618,991
	Total assets	$1,886,245	$1,832,475
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$74,210	$72,172
	Accrued liabilities	247,179	322,938
	Line of credit	486,824	288,765
	Deferred revenue	38,028	41,462
	Total current liabilities	846,241	725,337
	Long-term debt	697,363	698,910
	Other long-term liabilities, net	234,586	230,403
	Total long-term liabilities	931,949	929,313
	Total stockholders' equity	107,674	177,473
	Noncontrolling interest	381	352
	Total stockholders' equity	108,055	177,825
	Total liabilities and stockholders' equity	$1,886,245	$1,832,475

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)
		March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Selected Balance Sheet Information:	Days sales outstanding[1]	41.5	40.5	41.8	41.7	42.0
	Inventory turns[2]	1.9	2.2	2.0	2.1	2.0

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Three Months Ended
		March 31, 2020	March 31, 2019

Operating:	Cash Flows from Operating Activities:
	Net income	$111,856	$102,709
	Non-cash charges	37,557	31,611
	Changes in assets and liabilities	(121,542)	(99,942)
	Net cash provided by operating activities	27,871	34,378
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(49,002)	(38,206)
	Acquisition of intangible assets	(668)	—
	Net cash used by investing activities	(49,670)	(38,206)
Financing:	Cash Flows from Financing Activities:
	Repayments on revolving credit facilities, net	198,110	(52,024)
	Issuance of senior notes	—	100,000
	Debt issuance costs	—	(30)
	Payment of acquisition-related contingent consideration	—	(573)
	Repurchases of common stock	(182,815)	(54,302)
	Proceeds from exercises of stock options and employee stock purchase plans	10,210	11,551
	Shares withheld for statutory tax withholding on restricted stock	(8,604)	(7,403)
	Net cash provided (used) by financing activities	16,901	(2,781)
	Net effect of changes in exchange rates on cash	(4,033)	(569)
	Net decrease in cash and cash equivalents	(8,931)	(7,178)
	Cash and cash equivalents, beginning of period	90,326	123,794
	Cash and cash equivalents, end of period	$81,395	$116,616

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
		Three Months Ended
		March 31, 2020	March 31, 2019

Free Cash Flow:	Net cash provided by operating activities	$27,871	$34,378
	Investing cash flows attributable to purchases of property and equipment	(49,002)	(38,206)
	Free cash flow[1]	($21,131)	($3,828)

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended
	March 31, 2020	March 31, 2019

Shares repurchased in the open market	721	267
Shares acquired through employee surrender for statutory tax withholding	30	36
Total shares repurchased	751	303

Cost of shares repurchased in the open market	$179,623	$53,862
Cost of shares for employee surrenders	8,604	7,403
Total cost of shares	$188,227	$61,265

Average cost per share – open market repurchases	$249.20	$201.41
Average cost per share – employee surrenders	$288.78	$206.35
Average cost per share – total	$250.77	$202.00

Contact: John Ravis, Investor Relations, 1-207-556-8155